UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 26, 2010

SONOSITE, INC.
(Exact name of registrant as specified in its charter)

Washington	0-23791	91-1405022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21919 30th Drive S.E.
Bothell, Washington 98021-3904
(Address of principal executive offices, including zip code)

(425) 951-1200
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 26, 2010, SonoSite, Inc., a Washington corporation (“SonoSite”), entered into a Share Purchase Agreement (the “Agreement”) with VisualSonics Inc., a corporation organized under the laws of the Province of Ontario, Canada (“VisualSonics”), certain shareholders of VisualSonics (as described below), and VenGrowth Private Equity Partners Inc. as the Shareholders’ Agent.  The Agreement provides for SonoSite’s purchase of all of the outstanding shares of VisualSonics (the “Share Purchase”) for an aggregate purchase price of $65 million in cash (or $71 million net of cash and outstanding debt), subject to certain adjustments after closing.  As a result of the Share Purchase, VisualSonics would become a wholly-owned subsidiary of SonoSite.

Certain of the shareholders of VisualSonics holding in the aggregate not less than 75% of the outstanding shares in the capital of VisualSonics have executed the Agreement as of May 26, 2010 and approved the Share Purchase.  The closing of the Share Purchase is subject to the execution of the Agreement by the remaining VisualSonics shareholders (all of whom are party to a shareholders’ agreement that includes a “drag-along” provision requiring them to execute the Agreement) and other customary closing conditions.

The Agreement contains customary representations, warranties and covenants, including covenants relating to restrictions on the solicitation of competing acquisition proposals by VisualSonics and the conduct of VisualSonics’ business between the date of the signing of the Agreement and the closing of the Share Purchase.  The Agreement also requires the VisualSonics shareholders to indemnify SonoSite for, among other things, breaches of VisualSonics’ representations, warranties and covenants contained in the Agreement.  In order to secure these indemnification obligations, approximately 12% of the consideration to be paid by SonoSite will be placed in escrow for a period of 18 months from the closing, which may be extended for longer periods in certain circumstances.

On May 27, 2010, SonoSite issued a press release relating to the Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

This filing may be deemed to contain forward-looking statements which are subject to safe harbors created under the U.S. federal securities laws, including the expected completion of the acquisition of VisualSonics and the time frame in which this will occur.  Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks, including the risk that the acquisition is not consummated in the timeframe expected,or at all.  Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.  For information regarding other related risks, see the “Risk Factors” section of SonoSite’s most recent Form 10-K filed with the SEC on March 26, 2010.  SonoSite undertakes no obligation to revise or update any forward-looking statements for any reason.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Press release by SonoSite, Inc., dated May 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOSITE, INC.

Date: May 27, 2010	By:	/s/ Michael J. Schuh
Michael J. Schuh Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release by SonoSite, Inc., dated May 27, 2010.